EXHIBIT 107

Calculation of Filing Fee Tables

S-8

(Form Type)

P3 HEALTH PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share(2)	Other	1,967,612	6.43	(3)	12,651,745.16	(3)	$110.20 per $1,000,000	1,394.22
Equity	Class A Common Stock, $0.0001 par value per share(4)	Other	15,084,655	$4.935	(5)	$74,442,772.43	(5)	$110.20 per $1,000,000	$8,203.60
Total Offering Amounts						$87,094,517.59			$9,597.82
Total Fee Offsets									$7,540.16
Net Fee Due									$2,057.66

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number (6)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source(2)
Rule 457(p)
Fee Offset Claims	P3 Health Partners Inc.	S-8	333-262509	February 4, 2022		$7,540.16	Equity	Class A Common Stock, $0.0001 par value per share	17,052,267	$81,339,313.59
Fee Offset Sources	P3 Health Partners Inc.	S-8	333-262509		February 4, 2022						$7,540.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers any additional number of shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), of the registrant that become issuable under the P3 Health Partners Inc. 2021 Incentive Award Plan (the “2021 Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration.

(2)	Represents unissued shares of Class A Common Stock underlying 1,967,612 outstanding stock options granted under the 2021 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the product of 1,967,612 shares of Class A Common Stock underlying outstanding stock options under the 2021 Plan and $6.43, the weighted-average exercise price at which such options may be exercised.

(4)	Represents shares of Class A Common Stock that remain available for future issuance under the 2021 Plan, which number consists of (i) 12,648,617 shares of Class A Common Stock initially reserved for issuance under the 2021 Plan that remain available for future issuance and (ii) an additional 2,436,038 shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, on January 1 of each year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the lesser of (a) 1% of the aggregate number of shares of Class A Common Stock and Class V Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Company’s Board of Directors.

(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based on the average of the high and low sales price per share of the registrant’s Class A Common Stock on the Nasdaq Stock Market LLC on October 14, 2022.

(6)	Pursuant to Rule 457(p) under the Securities Act, a portion of the registration fee is offset by registration fees of $7,540.16 previously paid by the registrant with respect to 17,052,267 unissued shares of Class A Common Stock registered under a Registration Statement on Form S-8 (Registration No. 333-262509) (the “Prior Registration Statement”) filed by the Registrant on February 4, 2022. A post-effective amendment to the Prior Registration Statement to deregister such 17,052,267 unissued shares was filed prior to the filing of this Registration Statement.